FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA NOV 13 1992 CHERYL A. LAU SECRETARY OF STATE
ARTICLES OF INCORPORATION OF POTOMAC NEVADA CORPORATION, a Nevada Corporation
The undersigned natural person acting as an incorporator of a corporation under Chapter 78 of the Nevada Revised Statutes adopts the following articles of incorporation:
ARTICLE I
The name of the Corporation is POTOMAC NEVADA CORPORATION, a Nevada corporation (the "Corporation").
ARTICLE II
The address and location of the principal office of the Corporation in the State of Nevada is 241 Ridge Street, Reno, Washoe County, Nevada 89501.
ARTICLE III
The name and address of the resident agent for the Corporation in the State of Nevada is Sierra Corporate Services, 241 Ridge Street, Fourth Floor, Reno, Nevada 89501.
ARTICLE IV
The purpose for which the Corporation is formed is to engage in any lawful activity.
ARTICLE V
Section 1. The Corporation shall be authorized to issue 2,500 shares of capital stock with par value of ONE DOLLAR ($1.00) per share.
Section 2. All of the shares of stock shall be of the same class, without preference or distinction.

          Section 3. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

Section 4. Cumulative voting by any shareholder is denied.

          Section 5. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

ARTICLE VI
The period of existence of the Corporation is perpetual.
ARTICLE VII
The name and post office address of the Corporation is Robert E. Armstrong, P. O. Box 2670, Reno, Nevada 89505.
ARTICLE VIII

          The members of the governing board of the Corporation shall be designated as "directors". The board of directors shall consist of five (5) members. The number of directors of the Corporation may be increased or decreased from time to time as provided in the bylaws of the Corporation. The names and addresses of the members of the initial board of directors who shall serve as director until his or her successors shall have been elected and qualified is as follows:

NAME	ADDRESS
H. Lowell Davis Paul F. Naughton William Dana Shapiro William D. Stockbridge Margie Vollmann

506 Richards Lane
Alexandria, Virginia 22302

1058 Harriman Street
Great Falls, Virginia 22066

1033 Broad Branch Court
McLean, Virginia 22101

2149 California Street, N.W.
Washington, D.C. 20008

2149 California Street, N.W
Reno, Nevada 89503

ARTICLE IX

          In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to adopt from time to time bylaw provisions with respect to indemnification or directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law; and (iii) to fix and determine designations, preferences, privileges, rights and powers and relative, participating, optional or other special rights, qualifications, limitations or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. Section 78.195, unless otherwise provided herein.

ARTICLE X

          To the extent specified from time to time by the board of directors, no officer or director of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, exciting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or Co) the payment of dividends in violation of Nev. Rev. Stat. Section 78.300. No amendment or repeal of this Article IX applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the officer or director occurring prior to the amendment or repeal, except as otherwise required by law.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and executed these Articles of Incorporation this 12th day of November, 1992.
/s/ ROBERT E. ARMSTRONG Robert E. Armstrong
STATE OF NEVADA ) ) COUNTY OF WASHOE ) ss.

          On this 12th day of November, 1992, personally appeared before the undersigned, a Notary Public, in and for the County of Washoe, State of Nevada, Robert E. Armstrong, known to me to be the person described in and who executed the foregoing instrument freely and voluntarily and for the uses and purposes mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
/s/ TERESA W. STOVAK NOTARY PUBLIC TERESA W. STOVAK Notary Public-State of Nevada Appointment Recorded in Washoe County MY APPOINTMENT EXPIRES APR. 7, 1994
FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA MAR 2, 1993 CHERYL A. LAU, SECRETARY OF STATE
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF POTOMAC NEVADA CORPORATION A Nevada Corporation
WILLIAM D. STOCKBRIDGE and WILLIAM DANA SHAPIRO hereby certify that:
1. They are the president and secretary, respectively, of POTOMAC NEVADA CORPORATION, a Nevada corporation (this "Corporation");
2. The original articles of incorporation of the Corporation were filed in the Office of the Secretary of State of the State of Nevada on the 13th day of November, 1992.
3. Capital has been paid to the Corporation.

          4. It has been unanimously consented to and approved by the shareholders of the Corporation and the board of directors of the Corporation that ARTICLE X of the articles of incorporation of POTOMAC NEVADA CORPORATION, a Nevada corporation, is amended to read as follows:

"ARTICLE X

          To the extent specified from time to time by the board of directors, no officer or director of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nev. Rev. Stat. Section 78.300. No amendment or repeal of this Article X applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the officer or director occurring prior to the amendment or repeal, except as otherwise required by law."

DATED: This 28th day of January, 1993.
/s/ WILLIAM D. STOCKBRIDGE WILLIAM D. STOCKBRIDGE, President /s/ WM. SHAPIRO WILLIAM DANA SHAPIRO, Secretary
DISTRICT OF COLUMBIA) ss.

          On this 28th day of January, 1993 personally, appeared before me, a Notary Public, WILLIAM D. STOCKBRIDGE, as President of POTOMAC NEVADA CORPORATION, a Nevada corporation, personally known to me to be the person who executed the above Certificate of Amendment of Articles of Incorporation of Potomac Nevada Corporation on behalf of said Corporation, and acknowledged to me that he executed the same for the purposes therein stated.

/s/ KIM B. JONES NOTARY PUBLIC Kim B. Jones, Notary Public District of Columbia My Commission Expires May 14, 1998
DISTRICT OF COLUMBIA) ss.

/s/ KIM B. JONES NOTARY PUBLIC Kim B. Jones, Notary Public District of Columbia My Commission Expires May 14, 1998

          On this 28th day of January, 1993 personally, appeared before me, a Notary Public, WILLIAM DANA SHAPIRO, as Secretary of POTOMAC NEVADA CORPORATION, a Nevada corporation, personally known to me to be the person who executed the above Certificate of Amendment of Articles of Incorporation of Potomac Nevada corporation on behalf of said Corporation, and acknowledged to me that he executed the same for the purposes there in stated.